UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          May 18, 2009

LOTUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32581	20-0507918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Cheng Zhuang Road, Feng Tai District, Beijing 100071 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	86-10-63899868

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 18, 2009 Lotus Pharmaceuticals, Inc. issued a press release announcing results for the first quarter of fiscal 2009. A copy of such press release is being furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K, including the Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Lotus Pharmaceuticals, Inc. on May 18, 2009.

The Current Report on Form 8-K may contain, among other things, certain “forward-looking statements” within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including, but not limited to, changes from anticipated levels of sales, future national or regional economic and competitive and regulatory conditions, changes in relationships with customers, access to capital, increased costs, difficulties in developing and marketing new products, marketing existing products, customer acceptance of existing and new products, the time to get new drugs approved and other factors. Additional information regarding risks can be found in the Company’s Annual Report on Form 10K filed with the SEC. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PHARMACEUTICALS, INC.

Date: May 19, 2009	By: /s/ Liu Zhongyi
Name: Liu Zhongyi Title: Chairman and Chief Executive Officer